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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Broadwind Energy, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-176066 and 333-159487) on Form S-3 and (Nos. 333-160039, 333-181168, 333-181170, 333-181901, and 333-190311) on Form S-8 of Broadwind Energy, Inc. of our report dated February 26, 2015, with respect to the consolidated balance sheets of Broadwind Energy, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2014 and 2013, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Broadwind Energy, Inc.

/S/ KPMG LLP

Chicago, IL
February 26, 2015

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM